NewsLine

November 16, 2018

TO ALL MEMBERS:

2018 BOARD OF DIRECTORS ELECTION RESULTS;

DON MULLINEAUX ELECTED CHAIR

We are pleased to announce the results of the 2018 FHLB Cincinnati Board of Directors (Board) election. In this election, one Ohio Member Director, two Tennessee Member Directors, and two at-large Independent Directors were elected to the Board. All five directors will serve four-year terms commencing January 1, 2019, and expiring December 31, 2022.

The Board also elected Dr. Donald J. Mullineaux to serve as Chair of the Board. Dr. Mullineaux is Emeritus DuPont Endowed Chair in Banking and Financial Services, University of Kentucky, Lexington. He has served on the Board since 2010, and in the capacity of Chair since 2015. His third two-year term as Chair commences January 1, 2019, and expires December 31, 2020.

MEMBER DIRECTOR ELECTION RESULTS

Ohio

In Ohio, three candidates ran for one open seat. The candidate receiving the highest number of votes is elected to the Board. The election results are provided below.

Number of Ohio voting members:  202

Total eligible Ohio votes to be cast: 4,631,465

Michael P. Pell – (elected)

President/CEO

First State Bank, Winchester

Total votes received:  1,656,386

Sharon Churchill

President/CEO

Century Federal Credit Union, Cleveland

Total votes received:  776,358

Shon B. Myers

President/CEO

Farmers and Merchants Bank, Miamisburg

Total votes received:  700,692

Tennessee

In the Tennessee, three candidates ran for two open seats. The two candidates receiving the highest number of votes are elected to the Board. The election results are provided below.

Number of Tennessee voting members:  126

Total eligible Tennessee votes to be cast: 1,378,112

James A. England – (re-elected)

Chairman

Decatur County Bank, Decaturville

Total votes received:  881,451

William S. Stuard – (re-elected)

Chairman, President/CEO

F&M Bank, Clarksville

Total votes received:  783,756

Shannon K. York

Chief Financial Officer/SVP

Knoxville TVA Employees Credit Union, Knoxville

Total votes received:  153,115

INDEPENDENT DIRECTOR ELECTION RESULTS

In the at-large election of two Independent Directors, the Board nominated April Miller Boise, SVP, Chief Legal Officer & Corporate Secretary, Meritor, Inc., and incumbent director

Nancy E. Uridil, Director, Flexsteel Industries, to run for the open seats. As shown below, Ms. Boise and Ms. Uridil exceeded the 20 percent minimum regulatory requirement of votes eligible to be cast and are therefore elected, and re-elected, respectively, to the Board:

Number of members voting: 429

Total eligible votes to be cast: 6,947,101

April Miller Boise - (elected)

SVP/CLO and Corporate Secretary

Meritor, Inc.

Cincinnati, Ohio resident

Total votes received: 3,563,895

Percent of votes eligible to be cast:  51.30%

Nancy E. Uridil – (re-elected)

Director

Flexsteel Industries

Avon Lake, Ohio resident

Total votes received: 3,170,885

Percent of votes eligible to be cast:  45.64%

The director election results were ratified by the Board at its November 15 meeting. On behalf of the Board and staff, I would like to thank our members for participating in the director election and would also like to congratulate our newly elected and returning Directors.

Andrew S. Howell

President and CEO